UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 8, 2015

DILIGENT BOARD MEMBER SERVICES, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

1385 Broadway, 19th Floor

New York, NY 10018

(Address of principal executive offices)

(212) 741-8181

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2014, Diligent Board Member Services, Inc. (the “Company”) was informed on August 4, 2014 that Mark Weldon had determined to resign from the Board as a consequence of accepting the position of Chief Executive Officer of Mediaworks New Zealand.  Mr. Weldon’s resignation became effective on April 8, 2015 (April 9, 2015 New Zealand time).  As previously disclosed, Mr. Weldon did not resign from the Board due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The announcement regarding the resignation of Mr. Weldon is furnished herewith as Exhibit 99.1.

Item 9.01                                           Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Announcement, dated April 8, 2015, New Zealand time

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2015	DILIGENT BOARD MEMBER SERVICES, INC.

	By:	/s/ Alexander Sanchez
Alexander Sanchez
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Announcement, dated April 8, 2015, New Zealand time